FOURTH AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT

MGH Case Nos. 01416 and 22497
Agreement No. A215841.04

This Fourth Amendment to Exclusive Patent License Agreement ("Fourth Amendment") is made as of December 1, 2014 ("Fourth Amendment Effective Date"), by and between VICapsys Inc., a Florida corporation, having principal place of business at 1234 Airport Road, Destin, Florida 32541 ("Company"), and The General Hospital Corporation d/b/a Massachusetts General Hospital, a non-profit Massachusetts corporation with a principal office at 55 Fruit Street, Boston, Massachusetts 02114 ("Hospital").

WHEREAS, Company and Hospital entered into Exclusive Patent License Agreement, First Amendment to Exclusive Patent License Agreement, Second Amendment to Exclusive Patent License Agreement, and Third Amendment to Exclusive Patent License Agreement with effective dates of May 8, 2013, January 22, 2014, May 6, 2014, and August 25, 2014, respectively ("Agreement");

WHEREAS, Company and Hospital desire to amend and have the authority to amend Agreement as further described below upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of where and hereby acknowledged, Company and Hospital agree as follows:

1. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in Agreement.

2. Section 1.6 of Agreement shall be deleted in its entirety and replaced by the following:

   1.6 "License Field" shall mean the field of coating and transplanting cells, tissues, organs, and devices for therapeutic purposes and shall not include diagnostics, or any other field not specifically set forth herein. License Field shall include the License Sub-Field defined *infra* and the Identified License Sub-Field defined *supra*.

3. Section 3.1(a) of Agreement shall be deleted in its entirety and replaced by the following:

   (a) Pre-Sales Requirements.

   (i) Company shall provide a detailed business plan or Private Placement document within four (4) months of Effective Date;
   (ii) Company shall raise $5 million in a financing round by December 19, 2014;
   (iii) Company shall conduct non-human primate studies in License Field;

(iv) Company shall file an Investigational New Drug application, based in part on said studies addressed in 3.1(a)(iii), with the United States Food and Drug Administration by March 1, 2016;

(v) Company shall raise an additional $5 million in a second financing round by March 1, 2016; and

(vi) Company shall perform work and demonstrate substantial progress toward the achievement of goals set forth in a business plan development plan, which will be updated on an annual basis, mutually agreeable to Parties.

4. Effect of Amendment. Except as otherwise amended hereby, all terms and conditions of Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities, and obligations of Parties thereto, as presently constituted, will continue in full effect.

5. No Modification. This Fourth Amendment may not be amended or modified, nor may any provision hereof be waived, except by a written instrument executed by Parties hereto.

6. Counterparts. This Fourth Amendment may be executed in counterparts, each of which when executed shall be deemed to be an original and both of which together shall constitute one and the same document.

IN WITNESS WHEREOF, Company and Hospital have caused Fourth Amendment to be executed by their respective duly authorized representatives as of Fourth Amendment Effective Date.

THE GENERAL HOSPITAL CORPORATION	VICAPSYS INC.
By: [signature]	By: [signature]
Name: SEEMA BASU	Name: Steve Gorlin
Title: ASSOCIATE DIRECTOR, Innovation	Title: CEO